Exhibit 10.62
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of April 16, 2010, is entered into by and among WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company formerly known as Wells Fargo Foothill, LLC, as administrative agent (in such capacity, “Agent”) for the Lenders (as defined below), FINISAR CORPORATION, a Delaware corporation (“Parent”), OPTIUM CORPORATION, a Delaware corporation, (“Optium” and Parent, each individually a “Borrower”, and individually and collectively, jointly and severally, the “Borrowers”) and the Lenders.
RECITALS
     A. Borrowers, the lenders party thereto from time to time (the “Lenders”) and Agent, have previously entered into that certain Credit Agreement dated as of October 2, 2009 (as the same may be modified, supplemented or amended from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.
     B. Borrowers have requested that Agent and the Lenders amend the Credit Agreement which Agent and the Lenders are willing to do pursuant to the terms and conditions set forth herein.
     C. Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement are being waived or modified by the terms of this Amendment.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Amendments to Credit Agreement.
          (a) Clause (m) of the definition of “Permitted Indebtedness” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(m) Indebtedness incurred by Non-Loan Parties in an aggregate amount not to exceed $25,000,000; provided, however, that no Loan Party shall guaranty or otherwise be liable on account of such Indebtedness.”
          (b) The definition of “Permitted Investments” set forth in Schedule 1.1 of the Credit Agreement is hereby amended by:

               (i) deleting the “.” immediately following clause (m) of such definition and inserting a “,” in lieu thereof;
               (ii) adding the following clauses (n) and (o) to the end of such definition:
“(n) so long as no Default or Event of Default has occurred and is continuing at the time of any such Investment or would result therefrom, Investments in Finisar Shanghai, Inc. made on or after April 16, 2010 and prior to April 30, 2010 in an aggregate amount not to exceed $5,000,000 outstanding at any time, and”
“(o) so long as no Default or Event of Default has occurred and is continuing at the time of any such Investment or would result therefrom, Investments made on or after April 16, 2010 by any Loan Party in such Loan Party’s wholly-owned Subsidiaries in an aggregate amount for all such Loan Parties not to exceed $15,000,000 outstanding at any time.”
          (c) The definition of “Permitted Liens” set forth in Schedule 1.1 of the Credit Agreement is hereby amended by;
               (i) deleting the “, and” immediately following clause (p) of such definition and inserting a “, ” in lieu thereof,
               (ii) deleting the “ , ” immediately following clause (q) of such definition and inserting a“, and” in lieu thereof;
               (iii) adding the following clause (r) to the end of such definition:
“(r) Liens solely securing up to $15,000,000 in the aggregate of the Indebtedness permitted under clause (m) of the definition of Permitted Indebtedness so long as any such Lien attaches only to the property of the Person incurring such Indebtedness.”
          (d) Section 6.11 (b)(iii) of the Credit Agreement through and including the “;” thereafter is hereby amended and restated in its entirety to read as follows:
“(iii) in the case of Subsidiaries of Parent that are CFCs, an aggregate amount of not more than $25,000,000 at any one time (in each case, calculated at current exchange rates);”
          (e) The table set forth in Section 7(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Fiscal year ending on or about April 30, 2010	$38,000,000
Fiscal year ending on or about April 30, 2011	$45,000,000
Fiscal year ending on or about April 30, 2012 and each fiscal year ending thereafter	$50,000,000	”
     2. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall not become effective until all of the following conditions precedent shall have been satisfied in the sole discretion of Agent or waived by Agent:
          (a) Amendment. Agent shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties.
          (b) Representations and Warranties. The representations and warranties set forth herein and in the Credit Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) must be true and correct.
          (c) Other Required Documentation. Agent shall have received all other documents and legal matters in connection with the transactions contemplated by this Amendment and such documents shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.
     3. Representations and Warranties. Each Borrower represents and warrants as follows:
          (a) Authority. Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restriction binding on any Borrower. No other corporate proceedings are necessary to consummate such transactions.
          (b) Enforceability. This Amendment has been duly executed and delivered by each Borrower. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, and is in full force and effect.
          (c) Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

          (d) No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.
     4. Choice of Law. The validity of this Amendment, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of California.
     5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
     6. Reference to and Effect on the Loan Documents.
          (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.
          (b) Except as specifically set forth in this Amendment, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and Lenders without defense, offset, claim or contribution.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
     7. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.
     8. Estoppel. To induce Agent and Lenders to enter into this Amendment and to induce Agent and Lenders to continue to make advances to Borrowers under the Credit Agreement, each Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim or objection in favor of any Borrower as against Agent or any Lender with respect to the Obligations.
     9. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

     10. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     11. Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.
[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

FINISAR CORPORATION, a Delaware corporation
By:	/s/ Kurt Adzema
	Name:	Kurt Adzema
	Title:	CFO

OPTIUM CORPORATION, a Delaware corporation
By:	/s/ Kurt Adzema
	Name:	Kurt Adzema
	Title:	CFO

WELLS FARGO CAPITAL FINANCE LLC, a Delaware limited liability company, as Agent and as a Lender
By:	/s/ Patrick McCormack
	Name:	Patrick McCormack
	Title:	Vice President

BANK OF AMERICA, N.A., a national banking association, as a Lender
By:	/s/ Nima Rassouli
	Name:	Nima Rassouli
	Title:	Assistant Vice President

ACKNOWLEDGEMENT BY GUARANTORS
Dated as of April 16, 2010
     Each of the undersigned, being a Guarantor (“Guarantor”) under that certain General Continuing Guaranty, dated as of October 2, 2009, and made in favor of Agent for the benefit of the Lenders (“Guaranty”), hereby acknowledges and agrees to the foregoing Second Amendment to Credit Agreement (the “Amendment”) and confirms and agrees that the Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in such Guaranty to the Credit Agreement (as defined in the Amendment), “thereunder”, “thereof’ or words of like import referring to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended or modified by the Amendment. Although Agent has informed Guarantor of the matters set forth above, and Guarantor has acknowledged the same, Guarantor understands and agrees neither Agent nor any Lender has any duty under the Credit Agreement, the Guaranty or any other agreement with Guarantor to so notify Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

AZNA, LLC, a Delaware limited liability company
By:	/s/ Kurt Adzema
	Name:	Kurt Adzema
	Title:	CFO

FINISAR SALES INC., a Delaware corporation
By:	/s/ Kurt Adzema
	Name:	Kurt Adzema
	Title:	CFO

KAILIGHT PHOTONICS, INC., a Delaware corporation
By:	/s/ Kurt Adzema
	Name:	Kurt Adzema
	Title:	CFO